Exhibit 10.3
NONCOMPETITION AGREEMENT
     THIS NONCOMPETITION AGREEMENT (this “Agreement”) is entered into as of April 24, 2006 by and between U-STORE-IT TRUST, a Maryland real estate investment trust (the “Company”), and Dean Jernigan (the “Executive”).
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Executive are entering into an Employment Agreement dated as of the date hereof, pursuant to which, among other things, the Company has agreed to employ the Executive, and the Executive has agreed to be employed by the Company, in accordance with the terms thereof (the “Employment Agreement”); and
     WHEREAS, the Company and the Executive agree that the Executive will not engage in competition with the Company and will refrain from taking certain other actions pursuant to the terms and conditions hereof in an effort to protect the Company’s legitimate business interests and goodwill and for other business purposes.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     1. Noncompetition. The Executive agrees with the Company that for the longer of (i) the five-year period beginning on the date of this Agreement or (ii) the period during which the Executive is employed by, or serving as an officer or trustee or director of, the Company, U-Store-It, L.P., a Delaware limited partnership of which the Company is the general partner, or any of their direct or indirect subsidiaries (collectively, the “REIT”), and for one year thereafter (the “Restricted Period”), the Executive will not, (a) directly or indirectly, engage in any business involving self-storage facility development, construction, acquisition or operation (“Self Storage Business”), whether such business is conducted by the Executive individually or as a principal, partner, member, stockholder, director, trustee, officer, employee or independent contractor of any Person (as defined below) or (b) own any interests in any self-storage facilities, in each case in the United States of America; provided, however, that this Section 1 shall not be deemed to prohibit the direct or indirect ownership by the Executive of up to five percent of the outstanding equity interests of any public company, or the ownership of up to a twenty percent beneficial interest in Jernigan Property Group LLC and its related companies and partnerships (the “Jernigan Group”) for no longer than two years from the date of this Agreement, so long as the Executive (x) is not involved in the day-to-day management or operation of facilities owned by the Jernigan Group, and (y) does not expand his interest, ownership or activity in the Self Storage Business, directly or indirectly, beyond the eleven self storage facilities in which the Jernigan Group currently owns an interest. For purposes of this Agreement, “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.
     2. Nonsolicitation. The Executive agrees with the Company that for the longer of (i) the five-year period beginning on the date of this Agreement or (ii) the period during which the Executive is employed by, or serving as an officer or trustee or director of, the REIT, and for two years thereafter, such Executive will not (a) directly or indirectly solicit, induce or encourage any employee or independent contractor to terminate their employment with the REIT or to cease rendering services to the REIT, and the Executive shall not initiate discussions with any such Person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other Person, or (b) hire (on behalf of the Executive or any other person or entity) any employee or independent contractor who has left the employment or other service of the REIT (or any predecessor thereof) within one year of the termination of such employee’s or independent contractor’s employment or other service with the REIT.
     3. Reasonable and Necessary Restrictions. The Executive acknowledges that the restrictions, prohibitions and other provisions hereof, including, without limitation, the Restricted Period set forth in Section 2, are reasonable, fair and equitable in terms of duration, scope and geographic area, are necessary to protect the legitimate business interests of the REIT, and are a material inducement to the Company to enter into this Agreement and the Employment Agreement.
     4. Specific Performance. The Executive acknowledges that the obligations undertaken by such Executive pursuant to this Agreement are unique and that the Company likely will have no adequate remedy at law if the Executive shall fail to perform any of such Executive’s obligations hereunder, and the Executive therefore confirms that the Company’s right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the Executive, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Executive. Further, the Executive agrees to indemnify and hold harmless the Company from and against any reasonable costs and expenses incurred by the Company as a result of any breach of this Agreement by such Executive, and in enforcing and preserving the Company’s rights under this Agreement, including, without limitation, the Company’s reasonable attorneys’ fees. The Executive hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising such remedies, and the Executive hereby waives any such requirement or condition. If the Executive is the prevailing party in any action in which the Company seeks to enforce its rights under this Agreement, the Company agrees to indemnify and hold harmless the Executive from and against any reasonable costs and expenses incurred by the Executive as a result of such action, including, without limitation, the Executive’s reasonable attorneys’ fees.
     5. Miscellaneous Provisions.
          5.1 Assignment; Binding Effect. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit of and be binding upon any such successor. Subject to the foregoing provisions restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, and personal representatives.
          5.2 Entire Agreement. This Agreement, together with the Employment Agreement, constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. This Section 5.2 shall not be used to limit or restrict the rights or remedies, whether express or implied, of any noncompetition or nonsolicitation policies of the REIT applicable to the Executive.
          5.3 Amendment. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.
          5.4 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by either of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

          5.5 Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. Notwithstanding the foregoing, in the event that the restrictions against engaging in competitive activity contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive or unreasonable in any other respect, the Agreement shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action and the court may limit the application of any other provision or covenant, or modify any such term, provision or covenant and proceed to enforce this Agreement as so limited or modified. To the extent necessary, the parties shall revise the Agreement and enter into an appropriate amendment to the extent necessary to implement any of the foregoing.
          5.6 Governing Law; Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Ohio, but not including the choice-of-law rules thereof.
          5.7 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
          5.8 Executive’s Acknowledgement. The Executive acknowledges (i) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (ii) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.
          5.9 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express), to the following addresses:
(i)	if to the Executive, to the address set forth in the records of the Company; and

(ii)	if to the Company,

U-Store-It Trust 6745 Engle Road Suite 300 Middleburg Heights, OH 44130 Attn: Robert J. Amsdell Facsimile No.: (440) 234-8776

with a copy to:

U-Store-It Trust 6745 Engle Road Suite 300 Middleburg Heights, OH 44130 Attn: Kathleen A. Weigand Facsimile No.: (440) 260-2397

          5.10 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.
     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.

THE EXECUTIVE:

/s/ Dean Jernigan

Dean Jernigan

THE COMPANY:

U-STORE-IT TRUST

By:	/s/ Robert J. Amsdell

Name: Robert J. Amsdell
Title: Chairman of the Board of Trustees

6